EXHIBIT 11

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                         FROST HANNA MERGERS GROUP, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                        Year       Year       Three       Three        Period from  Period from
                        Ended      Ended      Months      Months       Inception    Inception
                        December   December   Ended       Ended        (October 4,  (October 4,
                        31, 1994   31, 1995   March 31,   March 31,    1993) to     1993) to
                                              1995        1996         December     March 31,
                                                                       31, 1995     1996
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

PRIMARY AND FULLY
DILUTED EARNINGS
PER SHARE:
Weighted average of
Common Stock:

  Beginning of period
Common Stock           1,389,000  3,344,000   3,344,000   3,344,000    1,389,000     1,389,000
  Issuance of
Common Stock           1,481,061      --         --          --        1,530,104     1,572,593
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                       2,870,061  3,344,000   3,344,000   3,344,000    2,919,104     2,961,593
                       ===========================================================================

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